Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-219440, 333-223678 and 333-237186) on Form S-8 and the registration statements (Nos. 333-265958, 333-265958-01, 333-265958-02, 333-265958-03, 333-265958-04 and 333-265958-05) on Form F-3 of our report dated February 8, 2023, with respect to the consolidated financial statements of British American Tobacco p.l.c. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
London, United Kingdom
February 8, 2023